UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  May 27, 2009

W. R. GRACE & CO.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13953	65-0773649
(Commission File Number)	(IRS Employer Identification No.)

7500 Grace Drive
Columbia, Maryland	21044
(Address of Principal Executive Offices)	(Zip Code)

(410) 531-4000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

W. R. GRACE & CO.

FORM 8-K

CURRENT REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Employment Agreement

On May 27, 2009, W. R. Grace & Co. (“Grace”) and Alfred E. Festa entered into an agreement (the “Festa Agreement”), to be effective on June 1, 2009, providing for Mr. Festa’s continued service as President and Chief Executive Officer of Grace.  Mr. Festa will also continue to serve as Chairman of the Board of Directors of Grace.  The term of the Festa Agreement is for four years, ending on May 31, 2013.  Mr. Festa is entitled to an initial base annual salary of $936,000.  His targeted award under Grace’s annual incentive compensation plan (“AICP”) for 2009 and each calendar year thereafter is 100% of his base salary earned during the applicable year (or greater, as determined by the Grace Board of Directors).  He will also continue to participate in the Grace long-term incentive programs (“LTIPs”).  Under the 2009 LTIP (which would cover the 2009-2011 performance period), Mr. Festa’s targeted award will be $3,200,000.

Under the terms of the Festa Agreement, Mr. Festa will not be entitled to any unpaid award under the AICP or any LTIP if his employment with Grace terminates prior to the date that the award is paid to active Grace employees, except that Mr. Festa would be entitled to a pro-rated portion (based, in the case of the AICP, solely on Grace financial results for that calendar year) of such an unpaid award in the event that his employment is terminated by Grace without cause or he terminates his employment as a result of constructive discharge after Grace emerges from Chapter 11, or his employment terminates as a result of his death or disability, in each case, before the applicable payment date.  In addition, if Mr. Festa’s employment is terminated by Grace without cause, or by him as a result of constructive discharge, prior to the expiration of the Festa Agreement, he would be entitled to a severance payment equal to two times a dollar amount equal to 175% of his annual base salary at the time of his termination.

Grace agrees to indemnify Mr. Festa for all liabilities that he may incur as a result of his performance of his duties as a director, officer or employee of Grace.

The Festa Agreement is attached as Exhibit 10.1 to this Report and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Alfred E. Festa Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

W. R. GRACE & CO.
(Registrant)

	By	/s/ Mark A. Shelnitz
Mark A. Shelnitz
Secretary

Dated: May 29, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Alfred E. Festa Employment Agreement